Exhibit 99.1

Report of Independent Auditors

To the Board of Directors and Shareholder of

DNC Vessel Management, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of DNC Vessel Management, Inc. and its subsidiaries at January 1, 2006 and January 2, 2005, and the results of their operations and their cash flows for each of the three years in the period ended January 1, 2006, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Buffalo, New York

May 22, 2006

DNC VESSEL MANAGEMENT, INC.

Consolidated Balance Sheets

($000’s omitted, except per share amounts)

	January 1, 2006	January 2, 2005
Assets
Current assets:
Cash	$3,028	$4,204
Receivables	25	178
Inventories	831	1,043
Other current assets	1,714	1,576

Total current assets	5,598	7,001
Vessels, equipment and improvements, net	35,701	74,325
Other assets	—	1,827

	35,701	76,152

	$41,299	$83,153

Liabilities and Shareholder's (Deficit) Equity
Current liabilities:
Accounts payable	$2,143	$1,881
Accrued expenses	6,291	5,589
Advance reservation deposits	5,735	16,391
Current installments of long-term debt	3,380	3,221

Total current liabilities	17,549	27,082
Long-term debt	33,774	37,154
Advances from parent, net	39,003	17,762

Total liabilities	90,326	81,998

Shareholder's (deficit) equity:
Common stock, $1 par value, 1,000 shares authorized, issued and outstanding	1	1
Additional paid-in capital	20,000	20,000
Accumulated deficit	(69,028)	(18,846)

Total shareholder's (deficit) equity	(49,027)	1,155

	$41,299	$83,153

The accompanying notes are an integral part

of these financial statements

DNC VESSEL MANAGEMENT, INC.

Consolidated Statements of Operations and Accumulated Deficit

($000’s omitted)

	Year ended
	January 1, 2006	January 2, 2005	December 28, 2003
Revenues	$79,443	$89,102	$66,029
Operating expenses:
Cost of sales and other operating costs	56,051	57,107	46,521
Sales, marketing and administrative expenses	28,486	29,821	26,685
Depreciation and amortization	4,314	4,199	4,049
Impairment of long-lived assets	37,128	—	—

Loss from operations	(46,536)	(2,025)	(11,226)

Interest expense	(3,704)	(3,331)	(3,470)
Other income (expense), net	58	(37)	99

Loss before income taxes	(50,182)	(5,393)	(14,597)
Income tax benefit	—	(1,849)	(4,538)

Net loss	(50,182)	(3,544)	(10,059)
Accumulated deficit:
Beginning of year	(18,846)	(15,302)	(5,243)

End of year	$(69,028)	$(18,846)	$(15,302)

The accompanying notes are an integral part

of these financial statements

DNC VESSEL MANAGEMENT, INC.

Consolidated Statements of Cash Flows

($000’s omitted)

	Year ended
	January 1, 2006	January 2, 2005	December 28, 2003
Cash flows from operating activities:
Net loss	$(50,182)	$(3,544)	$(10,059)
Adjustments to reconcile net loss to net cash related to operations -
Depreciation and amortization	4,314	4,199	4,049
Loss on sale of assets	1	50	—
Impairment of long-lived assets	37,128	—	—
Deferred income taxes	—	—	3,378
Change in assets and liabilities -
Receivables	153	30	483
Inventories	212	(7)	(203)
Other current assets	(138)	(134)	(939)
Accounts payable	243	(558)	967
Accrued expenses	702	352	2,258
Advance reservation deposits	(10,656)	2,313	7,799

Net cash (used in) provided by operating activities	(18,223)	2,701	7,733

Cash flows from investing activities:
Payments for capital expenditures	(973)	(990)	(1,124)

Net cash used in investing activities	(973)	(990)	(1,124)

Cash flows from financing activities:
Repayment of long-term debt	(3,221)	(3,301)	(2,424)
Advances from (to) parent, net	21,241	2,305	(2,376)

Net cash provided by (used in) financing activities	18,020	(996)	(4,800)

Net (decrease) increase in cash	(1,176)	715	1,809

Cash balances:
Beginning of year	4,204	3,489	1,680

End of year	$3,028	$4,204	$3,489

Supplemental disclosure:
Cash paid during the year for interest	$3,729	$3,418	$3,436

The accompanying notes are an integral part

of these financial statements

DNC VESSEL MANAGEMENT, INC.

Notes to Consolidated Financial Statements

($000’s omitted)

1.	Summary of significant accounting policies

Business and ownership information

DNC Vessel Management, Inc. (the Company) is a wholly owned subsidiary of Delaware North Companies, Incorporated (DNC). Prior to a name change in April 2006, DNC Vessel Management, Inc. was known as Delta Queen Steamboat Company, Inc.

The Company has been a leading provider of overnight cruises on United States inland waterways and operated three authentic paddlewheel steamboats – the American Queen, the Delta Queen, and the Mississippi Queen.

During September 2005, Hurricane Katrina devastated both the Company’s homeport city of New Orleans, Louisiana and the Company’s cruise operations. As a result, the Company cancelled the remainder of American Queen’s 2005 cruises as well as the American Queen’s entire 2006 cruise schedule and delayed the start of the 2006 cruise schedule for the Delta Queen and Mississippi Queen. As discussed in Note 2, the Company sold its vessels and substantially all other business assets to an unrelated buyer during April 2006 and it agreed to provide specified crew management services to the buyer for the balance of the 2006 season.

Principles of consolidation

The accompanying consolidated financial statements include the accounts of DNC Vessel Management, Inc. and its wholly owned subsidiaries (collectively, the Company): American Queen, LLC (AQ LLC); Delta Queen, LLC (DQ LLC); and Mississippi Queen, LLC (MQ LLC).

Each of the subsidiaries holds the ownership interest in the vessel bearing the same name and related on-board assets. Intercompany balances and transactions have been eliminated in consolidation.

Fiscal year

The Company’s fiscal year ends on the Sunday nearest to December 31. Fiscal year 2005 ended January 1, 2006 and is comprised of 52 weeks. Fiscal year 2004 ended January 2, 2005 and was comprised of 53 weeks. Fiscal year 2003 ended December 28, 2003 and was comprised of 52 weeks.

Cash and cash equivalents

Cash and cash equivalents include amounts invested in day-to-day interest earning time deposits and short-term investments purchased with maturities of three months or less.

Inventories

Inventories, comprised principally of merchandise, are stated at the lower of cost (determined on a weighted average basis) or market value.

Vessels, equipment, and leasehold improvements

Vessels, equipment, and leasehold improvements are stated at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the assets.

During their normal operating year, each vessel is removed from service for a time on an approximately annual basis to allow for routine maintenance and other necessary repairs and improvements to be made. Periodically, the vessels require a thorough dry dock inspection to meet United States Coast Guard certification standards. Repair and maintenance costs and costs relating to periodic inspection and repair of the vessels are expensed as incurred. Expenditures for new or replacement equipment and other improvements to the vessels are capitalized as incurred.

Revenue recognition

The Company recognizes revenue from cruise fares and charter arrangements ratably over the term of the cruise or charter and recognizes related expenses as services are delivered. Incremental costs to provide future travel to passengers redeeming cruise credit certificates, which are issued at management’s discretion if a cruise is interrupted or terminated early, are accrued when the certificates are issued.

The Company offers an optional travel protection program that waives trip cancellation charges upon the occurrence of certain events and offers travel insurance benefits covering trip interruption and other expenses due to certain causes. Program fees are substantially nonrefundable and are recognized as income upon receipt.

Advance reservation deposits

The Company records a liability for advance deposits received for cruise fare, air transportation, charters and other services. Deposits are recognized as revenues at the time the underlying services are provided.

Income taxes

Federal taxable income of the Company is included in the consolidated federal income tax return of DNC and subsidiaries. For years prior to 2005, DNC reimbursed the Company for income tax benefits realized in DNC’s consolidated federal income tax return to the extent of the Company’s pretax book losses. Beginning in 2005, due to uncertainties relating to the Company’s ability to achieve profitability, no benefit will be provided until the Company would be able to realize the benefit on a stand-alone basis. State tax provisions are determined on a stand-alone basis.

The Company follows the asset and liability approach to account for income taxes. This approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of operating loss carryforwards and temporary differences between the carrying amounts and tax bases of assets and liabilities.

Impairment of long-lived assets

The Company accounts for impairment of long-lived assets in accordance with Statement of Financial Accounting Standards No. 144 (SFAS 144), “Accounting for the Impairment or Disposal of Long-Lived Assets”. SFAS 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the book value of the assets may not be recoverable.

The Company accounts for indefinite-lived assets in accordance with the Statement of Financial Accounting Standards No. 142 (SFAS 142) “Goodwill and Other Intangible Assets”. The provisions of SFAS 142 prohibit the amortization of indefinite-lived intangible assets and require that indefinite-lived intangible assets be tested annually for impairment, or sooner if events occur indicating their potential impairment.

As discussed in Note 2, the Company reflected a $37,128 impairment charge during 2005.

Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The major areas in which the Company utilizes estimates include the net realizable value of its assets, deferred taxes and certain liability insurance reserves. The amounts contained within these financial statements represent management’s best estimate of expected outcomes based on available information. However, the Company recognizes that certain events could occur or fail to occur which would impact the estimates by a material amount in the future.

2.	Subsequent event and impairment of long-lived assets

During April 2006, the Company sold its three steamboats and substantially all other operating assets. The selling price of $47,214 consists of $35,464 Maritime Administration debt (note 5) and $9,000 deposit liabilities assumed by the purchaser and $2,750 cash.

The carrying value of the Company’s long lived assets at January 1, 2006 exceeds the cash flows resulting from the sale and its other future projected cash flows. Accordingly, an impairment charge to earnings totaling $37,128 has been recorded against the carrying value of the Company’s vessels, equipment and other noncurrent assets at January 1, 2006.

3.	Vessels, equipment, and leasehold improvements

	January 1, 2006	January 2, 2005
Vessels	$82,617	$81,606
Equipment	1,908	1,908
Construction in progress	94	135

	84,619	83,649
Less: accumulated depreciation and impairment of long-lived assets	48,918	9,324

	$35,701	$74,325

Vessels, equipment and improvements are depreciated on a straight-line basis over their estimated useful lives, as follows:

American Queen	35 years
Delta Queen	5 years
Mississippi Queen	20 years
Equipment	3 to 10 years
Leasehold improvements	10 years

Depreciation expense was $4,235, $4,138 and $3,988 in 2005, 2004 and 2003, respectively. During 2005, the Company recorded an impairment charge of $35,362.

4.	Other assets

	January 1, 2006	January 2, 2005
Trade name	$—	$1,681
Customer lists and other	—	146

	$—	$1,827

SFAS 142 stipulates that indefinite-lived intangibles such as trade names are not subject to amortization. The Company amortizes its customer lists over their estimated 10 year lives on a straight line basis. Amortization expense was $79, $61 and $61 in 2005, 2004 and 2003, respectively. During 2005, the Company recorded a $1,766 impairment charge against the carrying value of these assets.

5.	Long-term debt

	January 1, 2006	January 2, 2005
Fixed Rate Bonds, due 2020	$36,198	$36,198
Additional Note	956	1,912
Floating Rate Notes, due 2005	—	2,265

Total long-term debt	37,154	40,375
Less: current installments	3,380	3,221

Net long-term debt	$33,774	$37,154

The Fixed Rate Bonds represent United States Government Guaranteed Ship Financing Obligations (Obligations). The Obligations are guaranteed as to principal and interest by the United States acting by and through the Maritime Administration (MARAD). The Additional Note is payable to MARAD. The Obligations and Additional Note are secured by substantially all of the Company’s assets and are guaranteed by another DNC subsidiary up to $8,469 as of January 1 2006. Pursuant to the asset sale agreement (note 2) executed in April 2006, the Obligations were assumed by the entity acquiring the Company’s vessels and the DNC subsidiary’s guarantee has been terminated. Accrued interest at January 1, 2006 and January 2, 2005 totaled $986 and $1,011, respectively. Based upon certain financial covenants stated in the Obligations, the Company is required to comply with certain supplemental covenants and is in compliance at January 1, 2006.

The Fixed Rate Bonds bear interest at 7.68% and require semi-annual interest payments through June 2020. Semi-annual principal payments of $1,212 commence in February 2006 and continue through maturity.

The Additional Note carries a fixed interest rate of 2.3%. Semi-annual principal payments of $478 plus interest continue through August 2006.

During September 2005, the Company repaid a floating rate note that required semi-annual principal payments of $1,212 plus interest at LIBOR plus 25 basis points.

Maturities of long-term debt are: 2006 - $3,380; 2007 - $2,424; 2008 - $2,424; 2009 - $2,424; 2010 - $2,424 and thereafter - $24,078.

6.	Income taxes

	Year ended
	January 1, 2006	January 2, 2005	December 28, 2003
Current
Federal	$—	$(1,849)	$(7,916)
State	—	—	—

	—	(1,849)	(7,916)
Deferred
Federal	—	—	2,691
State	—	—	687

	—	—	3,378

	$—	$(1,849)	$(4,538)

For years prior to 2005, DNC reimbursed the Company for income tax benefits realized in DNC’s consolidated federal income tax return to the extent of the Company’s pretax book losses. During 2003, the Company determined that future realization of its federal and state deferred tax benefits was uncertain and provided a full valuation allowance. The deferred tax provision for 2003 represents the reversal of deferred benefits previously provided.

At January 1, 2006, the Company has calculated a net deferred tax benefit of $21,163 primarily related to operating loss carryforwards and temporary differences between the accounting and tax bases of equipment and improvements for which no benefit has been recorded. At January 1, 2006, federal and state operating loss carryforwards total $40,508 and $69,259, respectively. Federal carryforwards begin to expire in 2022.

The Company’s effective tax rate differs from the statutory federal rate due primarily to the valuation allowance.

7.	Related party transactions

Advances from parent

The Company participates in DNC’s centralized cash management system. Substantially all of the Company’s cash receipts were transferred to, and operations were funded with advances from, DNC. Net advances to the Company bear interest at DNC’s incremental borrowing rate which was 5.14%, 3.92% and 2.62% at January 1, 2006, January 2, 2005 and December 28, 2003, respectively. Net related interest expense totaled $860, $422 and $521 in 2005, 2004 and 2003, respectively.

Other

DNC incurs certain general and administrative costs that it allocates to the Company. Allocations totaling $1,984, $1,766 and $1,725 during 2005, 2004 and 2003, respectively, are included in the accompanying consolidated statement of operations. Certain other expenses are paid on the Company’s behalf and reimbursed at cost.

8.	Fair value of financial instruments

Financial instruments primarily consist of trade receivables and payables, deferred revenue arrangements entered into in the normal course of business, and debt facilities with the Maritime Administrator. The fair value is estimated based upon the discounted cash flows of the related instruments. In general, the discount rate utilized in estimating fair value represents the risk-adjusted rate at which management estimated it could lend or borrow under similar terms and maturities. At January 1, 2006, management believes the carrying amounts of its financial instruments exceed their fair value by $3,155.

9.	Commitments and contingencies

The Federal Maritime Commission requires the Company to post a performance bond to assure the return of unearned passenger deposits in the event of default. At January 1, 2006 surety bonds totaling $16,045 are outstanding for this and other purposes.